UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 10, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2013, Adaptive Medias, Inc., a Nevada corporation f/k/a Mimvi, Inc. (the “Company”), issued to Gemini Master Fund Ltd. (“Gemini”) an OID Convertible Note in the original principal amount of $425,000 (the “Original Note”) and a stock purchase warrant to purchase shares of the Company’s common stock for cash or on a cashless basis (the “Warrant”), both pursuant to a Securities Purchase Agreement by and between the Company and Gemini (the “Original SPA”). Subsequently, on December 16, 2013, the Company and Gemini entered into a First Amendment Agreement to Securities Purchase Agreement and OID Convertible Note, pursuant to which the Original SPA and the Original Note were modified and amended (as modified and amended, the “SPA” and “Note”, respectively); the Warrant remained unchanged.

On February 10, 2014, the Company and Gemini agreed to settle the obligations contemplated by the SPA and due under the Note and to cancel the Warrant in exchange for: (i) the conversion of $105,000 of Note principal at $0.075/share, for a total of 1,400,000 shares of Company common stock, pursuant to the terms of the Note; and (ii) a cash payment of $275,000. The terms of this settlement were memorialized in the Settlement and General Release Agreement filed herewith as Exhibit 99.1; the text of this Item 1.01 is qualified in its entirety by such Exhibit 99.1, and the provisions thereof are hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 99.1	Settlement and General Release Agreement dated February 10, 2014
Exhibit 99.2	Press Release dated February 11, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer